[GRAPHIC]

                                                           CM ETHER 29 H-62887 A

COMMON SHARES                                                        EXHIBIT 4.1
                                                                   COMMON SHARES

INCORPORATED IN THE ISLANDS OF BERMUDA                                  SHARES
    UNDER THE COMPANIES ACT, 1981
                                                                CINS 673018 10 L


                                  [GRAPHIC]

                                PXRE GROUP LTD.

THIS IS TO CERTIFY THAT





is the registered holder of

    FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF PAR VALUE US$1.00 EACH OF

PXRE GROUP LTD., transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and Bye-Laws of the Company and all amendments thereof to all of which the holder by acceptance hereof assents and shall be transferable in accordance therewith. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated

     [signature]             [SEAL]                   [signature]
      SECRETARY                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



Countersigned and Registered:
                 AMERICAN STOCK TRANSFER & TRUST COMPANY
                        (NEW YORK, N.Y.)
                                                                  Transfer Agent
                                                                   and Registrar

By

                                                            Authorized Signature





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     Subject to the provisions of the Bye-Laws, no person shall be permitted to acquire, own or hold shares in PXRE Group Ltd. (the 'Company') to the extent that such holder or any other person will be considered to (i) own under the rules set forth in sections 544, 554 or 958 of the U.S. Internal Revenue Code of 1986 (which includes shares directly owned, indirectly owned through ownership of another entity and constructively owned because of certain relationships such as family relationships or ownership relationships) or (ii) beneficially own directly or indirectly as a result of the possession of sole or shared voting power within the meaning of section 13(d) of the U.S. Securities Exchange Act of 1934, in excess of 9.9% of the outstanding shares of all classes of voting stock of the Company or of the outstanding shares of any class of stock of the Company. Nor may any shares be issued or any transfer of shares be made if the effect of such issuance or transfer would be to cause a violation of the prohibitions summarized in this paragraph. To the extent that, for any reason whatsoever and by any method howsoever, a person, whether an existing member or not of the Company, who shall purchase, acquire, hold or own shares (as described in this paragraph) in the Company in excess of the 9.9% limitation, the voting rights conferred by such shares shall be reduced such that the total combined votes conferred by such shares shall be equal to 9.9% of the votes conferred by all of the issued and outstanding shares.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  -- as tenants in common                   UNIF GIFT MIN ACT --          Custodian
  TEN ENT  -- as tenants by the entireties                               __________          _________
  JT TEN   -- as joint tenants with right of                              (Cust)              (Minor)
              survivorship and not as tenants
              in common                                                under Uniform Gifts to Minors
                                                                       Act___________________________
                                                                                  (State)



    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED _____________________________________________________________
                            (fill in amount for purposes of stamp duty)

________________________________________________________________________________
                          (name in full of Transferor)

hereby sell, assign and transfer unto __________________________________________
                                            (name in full of Transferee)

________________________________________________________________________________

________________________________________________________________________________
                                   (address)

____________________________________________________ shares of the capital stock represented by the within Certificate, and does hereby constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said shares registered on the register of members of the within named Company with full power of substitution in the premises.



Dated ______________________________
in the presence of:

                                                      __________________________
                                                              (Transferor)
__________________________________________
                 (witness)



Signature(s) Guaranteed:




_____________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.